1 Contact: Franklin Resources, Inc. Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com Media Relations: Jeaneen Terrio (332) 284-9634, jeaneen.terrio@franklintempleton.com investors.franklinresources.com For Immediate Release Franklin Templeton Names Daniel Gamba Chief Commercial Officer Appoints Daniel Gamba, Terrence Murphy and Matthew Nicholls as Co-Presidents San Mateo, CA, September 8, 2025 - Franklin Resources, Inc. (Franklin Templeton; NYSE: BEN) today announced the appointment of Daniel Gamba as Chief Commercial Officer, overseeing global sales, marketing and product strategy, effective October 15, 2025. Gamba will report to Jenny Johnson, Chief Executive Officer of Franklin Templeton, and join the company’s Executive Committee. He will be based in New York City. In addition, the company announced that Gamba, Terrence Murphy, Head of Public Market Investments, and Matthew Nicholls, Chief Financial and Operating Officer, will become Co-Presidents, effective October 15. Together, the Co-Presidents will work in conjunction with Johnson and the Board of Directors on continuing to execute the long-term strategic plans of the company. “I’m excited Daniel has joined our firm in this pivotal role at a time when we are seeing growth across our business,” said Johnson. “Daniel is a widely respected industry leader and brings extensive experience, which includes work across various geographies and asset classes, including public and private markets. Throughout his more than 25 years in the asset management business, he has become a trusted partner to clients in all segments across our industry. Daniel’s expertise aligns perfectly with our mission, culture and future ahead, and I’m confident that under his leadership, we will further strengthen sales, marketing, product development and customer experience to deliver the best possible investment outcomes for our clients.” Over the past several years, Franklin Templeton has accelerated its efforts to provide diverse investment capabilities across a broad range of clients around the world. Through both organic growth and targeted acquisitions, the company has continued its successful evolution to benefit clients and meet their changing needs in pursuit of financial goals. These capabilities have included alternative assets, ETFs, customization through Canvas and additional capabilities in the retirement and insurance sectors. Franklin Templeton’s regionally focused sales model, which consists of over 1,500 professionals, is driven by a consultative, investment-led mindset, and has contributed greatly to this growth. “This is the right time for me to join Franklin Templeton and support its journey in becoming the world’s leading asset manager to help clients navigate current and future investment needs,” said Gamba. “The firm has built one of the most diverse and innovative offerings in the industry and is making very exciting progress around the world, including recent developments in key segments in both public and private markets, and digital assets. I’m looking forward to working with Jenny, Matthew and Terrence and the rest of the leadership team to support the acceleration of that progress.” Gamba succeeds Adam Spector who is the new CEO of Fiduciary Trust International. Gamba joins Franklin Templeton from Northern Trust, where he served as President of its $1.3 trillion asset management business, successfully leading a turnaround that created organic growth, improved margins and accelerated innovation across public and private markets. He was responsible for investment performance, talent development, business strategy, products, clients and operations. Before that, Gamba spent more than two decades at BlackRock where he led investments and research, distribution and product teams. Originally from Peru, he completed a bachelor’s degree in industrial engineering from Catholic University in Peru and an MBA in finance and economics from Northwestern University’s Kellogg School of Management where he is a member of Kellogg’s Global Advisory Board. Gamba is a CFA® charter holder and past Chair of the Board of Governors of the CFA Institute.

2 About Franklin Templeton Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 150 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the company offers specialization on a global scale, bringing extensive capabilities in equity, fixed income, alternatives and multi-asset solutions. With more than 1,500 investment professionals, and offices in major financial markets around the world, the company has over 75 years of investment experience and $1.64 trillion in assets under management as of August 31, 2025. For more information, please visit franklintempleton.com and follow us on LinkedIn, X and Facebook. Forward-Looking Statements The statements contained herein may include prospects, statements of future expectations and other forward-looking statements that are based on management's current views and assumptions and involve known and unknown risks and uncertainties. Actual results, performance or events may differ materially from those expressed or implied in such forward-looking statements. Any forward-looking statements herein are made only as of the date of this press release, and the company assumes no obligation to update any information or forward-looking statement contained herein, except as required to be disclosed by law. # # #